Exhibit 99.1

Excel Corporation Reports Results for the Second Quarter ended June 30, 2015

Record revenue drives operating income increase of over $1 million from June 2014 quarter

IRVING, TEXAS–August 14, 2015 – Excel Corporation (OTCQB: EXCC), a leading provider of integrated financial and transaction processing services to merchants throughout the United States today reported consolidated results for the second quarter ended June 30, 2015. Due to its acquisition of Payprotec Oregon LLC dba Securus Payments (“Securus”) in April 2014 and limited operations prior to that acquisition, comparative results between the 2015 and 2014 periods may not be meaningful.

Excel recorded record revenues of $4,495,430 for the second quarter ended June 30, 2015. This more than doubled the revenues in the second quarter of 2014 and marked a 31% increase in revenue from the first quarter of 2015. Adjusted income from operations was $164,007 for the quarter ended June 30, 2015, as compared to an adjusted loss from operations of $823,448 for the quarter ended June 30, 2014 and an adjusted loss from operations of $377,248 for the first quarter ended March 31, 2015. Exclusive of corporate overhead, Excel’s wholly owned subsidiary, Securus, had income from operations of $502,910 for the second quarter.

Excel Corporation CEO, T. A. “Kip” Hyde Jr. stated, “The second quarter results represent a milestone for the company. We are pleased to report positive adjusted operating income for the first time in the history of Excel. The improvement in operating results reflects the hard work and dedication of our employees and partners, leveraging our investments in new management systems and technology, as well as the impact of providing many of the new and exciting products available from our partner, First Data Corporation. We look forward to seeing continued growth at Securus.

Hyde continued, “We also expect to see strong future results from our new merchant cash advance sales group, which began operations in June 2015. As a result of our acquisition of the Mom and Pop Merchant Solutions brand and its founder, Bret Martin, we have significantly advanced our overall strategy of creating a fully integrated financial services company focused on supporting small and medium sized businesses across the U.S.A.”

For the quarter ended June 30, 2015, the Company announced the following results:

Excel Corporation and Subsidiaries
Summary Consolidated Financial Results
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net Revenues	$4,495,430	$2,179,777	$7,931,256	$2,201,265
Total Costs & Expenses	4,571,210	3,282,199	8,452,072	3,625,243
Net Loss from Operations	$(75,780)	$(1,102,422)	$(520,816)	$(1,423,978)

Other Income	-	2,975,101	-	2,975,101
Interest Expense	67,695	203,385	146,599	203,385

Net Income (Loss) Before Income Taxes	(143,475)	1,669,294	(667,415)	1,347,738
Income Tax Benefit	-	(13,279)	-	(13,279)
Net Income (Loss)	$(143,475)	$1,656,015	$(667,415)	$1,334,459

Adjustments to Loss from Operations

Reported Net Loss from Operations	$(75,780)	$(1,102,422)	$(520,816)	$(1,423,978)
Stock Compensation	79,787	278,974	147,575	278,974
Litigation Settlement	160,000	-	160,000	-
Adjusted Income (Loss) from Operations	$164,007	$(823,448)	$(213,241)	$(1,145,004)

Disclosure of Non-GAAP Financial Measures
We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes the presentation of certain non-GAAP financial measures provides useful information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations, and that when GAAP financial measures are viewed in conjunction with the non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating performance. For all non-GAAP financial measures in this release, we have provided corresponding GAAP financial measures for comparative purposes.

We refer to the term “Adjusted income (loss) from operations” in various places of our financial discussion. The Company identifies its non-cash, significant and one-time charges each period, including non-cash stock compensation and litigation settlements and excludes these charges to compute certain non-GAAP adjusted operating measurements. Income from operations is adjusted by excluding noncash, significant and one-time charges identified by the Company to compute “Adjusted income (loss) from operations” (the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures are not measures of operating performance under GAAP and therefore should not be considered in isolation nor construed as an alternative to operating income, net income (loss) or cash flows from operating, investing or financing activities, each as determined in accordance with GAAP nor should they be considered as a measure of liquidity. Moreover, since the Non-GAAP Financial Measures are not measurements determined in accordance with GAAP, and thus are susceptible to varying interpretations and calculations, the Non-GAAP Financial Measures, as presented, may not be comparable to similarly titled measures presented by other companies.

About Excel Corporation

Headquartered in Irving, Texas, Excel Corporation provides financial and transaction processing services to small and medium size merchants throughout the United States. Through Securus Payments, its wholly-owned subsidiary acquired in April 2014, Excel is a single source provider for virtually all types of merchant payment processing, including the new Apple Pay mobile payment and digital wallet service from Apple Inc. Securus operates as a national retail Independent Sales Organization (“ISO”) and Member Service Provider ("MSP"), using its own direct sales and marketing teams and fully integrated customer relationship management systems to provide ongoing support to its merchant customers. In June 2015, Excel began selling merchant cash advances under the trade name Mom and Pop Merchant Solutions (“M&P”). As an ISO sales and management company, M&P syndicates and provides cash advances to merchants through its own ISO network and various Securus ISOs. With over 350 employees and independent sales representatives nationwide, Excel is one of the largest ISO/MSP companies in the United States.

Excel Corporation common stock is traded over-the-counter on the OTCQB under stock symbol: EXCC. Additional information about the Company can be found at www.ExcelCorpUSA.com.

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Forward-Looking Statements
All statements from Excel Corporation in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While the Company’s management has based the forward-looking statements contained in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, Excel’s ability to increase net revenue and generate positive net income and cash flow from operations.  Other factors that may affect Excel’s results are set forth under the caption “Risk Factors” in the Company’s most recent Form 10-K and 10-Q filings and amendments thereto, as well as , other public filings with the SEC since such date. The Company operates in a rapidly changing and competitive environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statement.

Investors & Analysts Contact:
Robert L. Winspear
Chief Financial Officer
972.476.1000
info@ExcelCorpUSA.com